VYSTAR CORPORATION 8-K

Exhibit 99.1

Vystar 2014 Financial Highlights: Debt, Loss Reduced; Positioned for New Markets

Atlanta, GA – April 23, 2015 – Vystar Corp. (OTC Pink: VYST) posted financial results for the 12 months ended December 31, 2014 that included increased revenue and decreased loss. “2014 was a year of cleaning up and rebuilding to position Vystar for the future,” stated William Doyle, CEO of Vystar. “We had a small increase in year over year revenue and decreased our loss with the closure of our unprofitable SleepHealth division and the sell off of the SleepHealth assets. We took the opportunity to refocus our efforts in the sleep industry and brought in a new medical director in 2014 who is helping us turn our Kiron Clinical Sleep Lab division around. In addition, we settled three litigation suits, reduced convertible debt by 23 percent and made substantial progress on new product research and development that has positioned Vystar for strategic entry into several new markets. We’re already seeing the benefits of the steps we took in 2014 that are translating to improved financial performance in 2015.”

2014 Financial Recap

Consolidated revenue for Vystar’s companies was $650,991 compared to $332,692 in 2013, an increase of $318,299 over 2013. Vystar’s revenue expectations for 2013 and 2014 were negatively affected by the failure of the Seller of SleepHealth and contract General Manager to deliver any of the promised Durable Medical Equipment (“DME”) revenue and the Seller of Kiron and contracted Medical Director dissolving his Limited Liability Company and not continuing in this role.

For the years ended December 31, 2014 and 2013, total operating expenses were $1,575,718 and $2,070,658 respectively, for a decrease of $494,940 or a 23.9% reduction. Sales and marketing expenses were $0 and $123,303 respectively and general and administrative expenses were $1,575,718 and $1,769,808, respectively.

Vystar reduced its net loss by 42.9% for the year ended December 31, 2014 with a loss of ($1.44) million versus loss of ($2.51) for 2013. For the years ended December 31, 2014 and 2013, net loss per share was ($.03) and ($.08) respectively.

Balance Sheet Clean Up and Reduction of Convertible Debt

Shareholder notes payable for the years ending December 31 2014, and 2013 were $662,568 and $862,568 respectively. The senior secured convertible promissory notes in the principal amount of $200,000 due June 30, 2018 bearing semi-annual interest at ten percent (Acquisition Notes) for the acquisition of Kiron were converted during 2014 to 3,156,632 common shares at $0.068 per share.

Litigation settlements

Vystar settled three litigation suits in 2014, two of which were related to actions taken by SleepHealth, LLC prior to Vystar’s acquisition of SleepHealth. The third suit by a former Kiron Clinical Sleep Lab employee sought to recover accrued vacation and personal time off pay for the period prior to Vystar’s purchase of Kiron.

Positioned for Future Growth

In 2014, Dr. Ranjit K. Matthan, an internationally renowned latex and rubber expert and consultant to Vystar, pursued research and development of new specialized formulations of ultra-low ammonia, pre-vulcanized and low nitrosamine Vytex NRL. Dr. Matthan has since joined Vystar’s board of directors and continues to direct the testing and development of these formulations. Vystar anticipates one or more of these formulations may enter the market in 2015.

In January 2015, Vystar signed an exclusive domestic distribution agreement for Vytex NRL foam for eco-friendly furniture and bedding products with Nature’s Home Solutions led by Steve Rotman, CEO of Rotman’s Furniture, the U.S.’s largest independent furniture retailer, and Tom Eisenberg, a former executive with Latex International. Nature’s Home Solutions has since developed a relationship with mattress manufacturer Gold Bond. Gold Bond launched the first Vytex mattresses, mattress toppers and pillows at the High Point Furniture Mart in mid April. Vystar expects to realize revenue from Vytex NRL sales via Nature’s Home Solutions in the first half of 2015.

Vytex is expanding its position in the medical glove market, which is predicted to grow to a $4 billion dollar market by 2017 according to a report by Global Industry Analysts. One of the largest national outpatient healthcare corporations in the U.S. is now prepping to trial Vytex disposable medical gloves in several locations. Vystar believes this will help open the door for use in other healthcare enterprises.

In July 2014, Vystar hired a board certified Sleep Medicine physician as Medical Director for its Kiron Clinical Sleep Diagnostics division. Revenue has continued to improve as we have been building relationships with referring physicians and patients. Vystar has recently retained a marketing director to further expand Kiron and increase its market share in an industry where 50-70 million Americans suffer from sleep disorders.

“We are on track for improved financial performance in 2015 with Kiron and the Vytex NRL medical gloves, mattresses, pillows and toppers,” noted Doyle. “With the team we have in place and additional products in the pipeline, such as the ultra-low ammonia, pre-vulcanized and low nitrosamine Vytex NRL materials, we believe 2015 will be our best year to date for sales and revenue. We believe we are making significant progress at increasing shareholder value and moving the company toward profitability.”

Vystar’s full SEC 10-K as well as the company’s other SEC filings are available at http://www.sec.gov.

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About Vystar Corporation

Based in Atlanta, GA, Vystar® Corporation (OTC Pink: VYST) is the exclusive creator of Vytex Natural Rubber Latex (NRL), a multi-patented, all-natural, raw material that contains significantly reduced levels of the proteins found in natural rubber latex and can be used in over 40,000 products. Vytex NRL is a 100% renewable resource, environmentally safe, "green" and fully biodegradable. Vystar is working with manufacturers across a broad range of consumer and medical products bringing Vytex NRL to market in adhesives, balloons, condoms, other medical devices and natural rubber latex foam mattresses, toppers, and pillows. Vystar's Kiron Sleep Lab LLC acquisition provides an entry into the health and wellness market. For more information, visit www.vytex.com.

Forward-looking Statements: Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of VYST officials are "Forward- Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes," "anticipates," "intends," "plans," "expects," and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future VYST actions, which may be provided by management, are also forward-looking statements as defined by the Act. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. These statements are not guarantees of future performance and VYST has no specific intention to update these statements.

Contacts:

•         Media: Julie Shepherd, Accentuate PR, 847 275 3643, Julie@accentuatepr.com

•         Investors: William Doyle, CEO (866) 674-5238, x1